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                                    EXHIBIT 2

                                     BY-LAWS

                                       OF

                            AT&T CAPITAL CORPORATION

                       (hereinafter called the "Company")

                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Company shall be in the City of Dover, County of Kent, State of Delaware.

                  Section 2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Each meeting of the stockholders shall be chaired by the Chairman of the Board of Directors or his designee.

                  Section 2. Annual Meeting. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Any previously scheduled Annual Meeting of Stockholders may be postponed by resolution of the Board of Directors upon notice given on or prior to the date previously scheduled for such meeting.

                  Section 3. Special Meetings. Unless otherwise prescribed by law or by the Restated Certificate of Incorporation of the Company Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Secretary or (iv) the Chairman of the Executive Committee, and shall be





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called by any such officer at the request in writing of a majority of the entire
Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting of Stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Except as otherwise required by law or by the Restated Certificate of Incorporation, no business shall be transacted at any Special Meeting of Stockholders other than the items of business stated in the notice of meeting.
If the Chairman of a Special Meeting of Stockholders determines that any business proposed to be conducted at such meeting was not properly brought before such meeting in accordance with the foregoing procedures, the Chairman shall declare to such meeting that such business was not properly brought before such meeting, and such business shall not be transacted.

                  Section 4. Quorum. Except as otherwise provided by law or by the Restated Certificate of Incorporation or any agreement executed by the Company's stockholders, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                  Section 5. Voting. Unless otherwise required by law, the Restated Certificate of Incorporation, these By-Laws or any agreement executed by the Company's stockholders, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder or such other vote, if any, as shall be set forth in the Restated Certificate of Incorporation. Such votes may be cast in person or by duly executed proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Company presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                  Section 6. List of Stockholders Entitled to Vote. The Secretary of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during

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ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Company who is present.

                  Section 7. Stock Ledger. The stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article 11 or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

                  Section 8. Business at Annual Meetings. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof, (b) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Company who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than two nor more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors that the Company would have if there were no vacancies in the Board of Directors. Any director may resign at any time by delivering a written notice of resignation, signed by such director, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Directors need not be stockholders.

                  Section 2. Vacancies. Any vacancy on the Board of Directors may be filled in accordance with Section 223 of the General Corporation Law of the State of Delaware.

                  Section 3. Duties and Powers. The business of the Company shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.


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                  Section 4. Meetings. The Board of Directors of the Company may
hold meetings, both regular and special, either within or without the State of Delaware. Each meeting of the Board of Directors shall be chaired by the Chairman of the Board of Directors, who shall be a director chosen by a majority of the entire Board, or, in his absence, by the Vice Chairman of the Board of Directors, if any, who shall also be a director chosen by a majority of the entire Board, or, in their absence, by such director as shall be chosen by a majority of the directors in attendance at such meeting. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

                  Section 5. Quorum. Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 6. Actions by Consent. Unless otherwise provided by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, by written consent of all the members of the Board of Directors or such committee, as the case may be, which consent may be executed in counterparts, and the writing or writings shall be filed with the minutes of proceedings of the Board of Directors or such committee.

                  Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Company, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

                  Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of

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a member of a committee, and in the absence of a designation by the Board of
Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or in the charter for such Committee approved by the Board of Directors from time to time, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board of Directors when appropriate.

                  Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or retainer as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or acting as chairman of any committee.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. General. The officers of the Company shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these By-Laws. The officers of the Company need not be stockholders of the Company nor need such officers be directors of the Company. The Chairman of the Board of Directors, in such capacity, shall not be considered an officer of the Company.

                  Section 2. Election. The Board of Directors shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Subject to the next sentence, any vacancy by death, resignation, removal or otherwise occurring in any office of the Company shall be filled by the Board of Directors. The Company's Chief Executive Officer, and any officer designated by the Chief Executive Officer, may appoint and remove officers of the Company from time to time; provided, however, that the following officers can be elected or removed only by the Board of Directors or its Executive Committee: the Chief Executive Officer, any senior or executive vice president, the Secretary and the Treasurer.


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                  Section 3. Voting Securities Owned by the Company. Powers of
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the Treasurer or the Secretary and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Company in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                  Section 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company, shall have general and active supervision, and plenary power, over all the business and affairs of the Company, subject to the control of the Board of Directors, shall be responsible for the general management and direction of all the business and affairs of the Company to execute, in the name and on behalf of the Company, all bonds, mortgages, contracts and other instruments of the Company which may be authorized by the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as are incident to his office or as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

                  Section 5. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for each standing committee when required by such committee. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer. If the Secretary shall be unable or shall refuse to cause to be given notice of any meeting of the stockholders or special meeting of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. In addition, the Secretary shall, promptly upon receipt of a request for indemnification from any person pursuant to Section 3 of Article VIII, advise the Board of Directors in writing of the receipt of such request.

                  Section 6. Treasurer. Subject at all times to the control of the Board of Directors and the Chief Executive Officer, the Treasurer shall have custody of, and be responsible for, the

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corporate funds and securities and shall invest the same in his discretion and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or the President, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

                  Section 7. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  Section 8. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

                  Section 9. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

                  Section 10. Removal and Reassignation; Vacancies. Any officer maybe removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                                    ARTICLE V

                                      STOCK

                  Section 1. Form of Certificates. Every holder of stock in the Company shall be entitled to have a certificate signed, in the name of the Company (i) by the Chief Executive Officer and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him in the Company.

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                  Section 2. Signatures. Where a certificate is countersigned by
(i) a transfer agent other than the Company or its employee, or (ii) a registrar other than the Company or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or it were such officer. transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Transfers. Stock of the Company shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                  Section 5. Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other corporate action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 6. Beneficial Owners. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI


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                                     NOTICES

                  Section 1. Notices. Whenever written notice is required by law, the Restated Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex, cable or nationally recognized overnight courier.

                  Section 2. Waivers of Notice. Whenever any notice is required by law, the Restated Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and, in the case of a waiver of notice of a meeting, whether or not the business to be transacted at or the purposes of such meeting is set forth in such waiver, shall be deemed equivalent thereto. The attendance of any person at any meeting, in person or, in the case of a meeting of stockholders, by proxy, shall constitute a waiver of notice of such meeting except where such person attends such meeting for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the grounds that such meeting is not duly called or convened.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors or the Executive Committee at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors or the Executive Committee from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for any proper purpose, and the Board of Directors or the Executive Committee may modify or abolish any such reserve.

                  Section 2. Disbursements. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as may be provided by these By-laws or as the Board of Directors may from time to time designate or approve.

                  Section 3. Fiscal Year. The fiscal year of the Company shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.


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                  Section 4. Corporate Seal. The corporate seal shall have
inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal--Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Company. Subject to Section 3 of this
Article VIII, the Company shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. (other than an action or suit by or in the right of the Company) by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was a director or officer of the Company serving (or has agreed to serve) at the request of the Company as a director or officer, employee, trustee or agent of or in any other capacity with respect to another Company, partnership, joint venture, trust, employee benefit plan or other enterprise (in any of the foregoing capacities, a "Representative of the Company"), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any such action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Company, or is or was serving (or has agreed to serve) at the request of the Company as a Representative of the Company, costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (collectively, "Expenses") actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

                  Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 3 of this Article VIII, the Company shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was a director or officer of the Company serving (or has agreed to serve) at the request of the Company as a Representative of the Company, or by reason of any action alleged to have been taken or omitted

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in such capacity, and may indemnify any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any such action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Company, or is or was an employee or agent of the Company serving (or has agreed to serve) at the request of the Company as a Representative of the Company, against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  Section 3. Authorization of Indemnification; Procedures. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable requirements set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. A person, seeking indemnification under this Article VIII shall submit to the Secretary of the Company a written request including such documentation and information as is reasonably available to person and reasonably necessary to determine whether and to what extent such person is entitled to indemnification (the "Supporting Documentation"). In the case of indemnification sought pursuant to the first sentence of subsection (1) of paragraph A of the Sixth Article of the Company's Restated Certificate of Incorporation ("Mandatory indemnification), such determination shall be made not later than 60 calendar days after receipt by the Company of such request together with the Supporting Documentation (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by majority vote of the stockholders. If no such determination has been made within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, such person shall be deemed entitled to Mandatory indemnification, unless (x) such person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (y) such indemnification is prohibited by law. Notwithstanding the foregoing, to the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. If a determination shall have been made or deemed to have been made, pursuant to this Section 3, or pursuant to the preceding sentence is not required to be made, that any person seeking Mandatory indemnification is entitled to such indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such

                                      -11-



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determination unless (A) such person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of Expenses is not timely made pursuant to Section 6 or (y) payment of Mandatory indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made such person shall be entitled to seek judicial enforcement, in any court of competent jurisdiction, of the Company's obligations to pay such advancement of Expenses or Mandatory indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of any person to receive Mandatory indemnification hereunder due to the occurrence of an event or a condition described in subclause (A) or (B) of the second preceding sentence (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

                  Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise, unless the Company shall sustain the burden of proof that such person had actual knowledge that such records, books of account, information, advice or reports were incorrect in a material respect. The term "another enterprise" as used in this
Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a Representative of the Company. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

                  Section 5. Actions for Indemnification. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer shall, after the 60 calendar day period referred to in
Section 3 of this Article VIII has elapsed, be entitled to seek an adjudication of his entitlement to Mandatory indemnification under this Article VIII either, at his sole option, in (i) any court of competent jurisdiction in the State of Delaware or (ii) an arbitration to be conducted by a single arbitrator pursuant to the then applicable rules of the American Arbitration Association. The basis of any such indemnification shall be a determination by such court or arbitrator that indemnification of the director or officer is proper in the circumstances because he has met the applicable requirements set forth in Sections 1 or 2 of this Article VIII, as the case may be. It shall

                                      -12-



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be a defense to any such adjudication (other than an adjudication brought to enforce a claim for the advance of Expenses under Section 6 of this Article VIII where the required undertaking, if any, has been received by the Company) that the claimant has not met the requirements set forth in Section 1 or 2 of this
Article VIII, but the burden of proving such defense shall be on the Company. Neither a contrary determination in the specific case under Section 3 of this
Article VIII nor the absence of any determination thereunder shall be a defense to such claim for indemnification or create a presumption that the director or officer seeking indemnification has not met any applicable requirement for Mandatory indemnification. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article. Notice of any adjudication for Mandatory indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of the application for such adjudication. If successful, in whole or in part, the director or officer seeking Mandatory indemnification shall also be entitled to be paid the expenses of prosecuting such adjudication.

                  Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating any threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within five business days after the receipt by the Company of a statement or statements from such director or officer requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence such Expenses and shall include or be accompanied by (i) a certificate of such director of officer to the effect that such person in good faith believes that he is entitled to be indemnified by the Company pursuant to this Article VIII for such Expenses and (ii) an undertaking by or on behalf of such director or officer to repay such amount or amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article VIII. Such Expenses incurred by other employees and agents of the Company may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Company's counsel to represent such person in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

                  Section 7. Nonexclusivity of indemnification and Advancement of Expenses. The indemnification and advancement of Expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under the Restated Certificate of Incorporation, any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this
Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

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                  Section 8. Insurance. The Company may, to the fullest extent permitted by applicable law, purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a Representative of the Company against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

                  Section 9. Certain Definitions. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on or against a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries-, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "in or not opposed to the best interests of the Company" as referred to in this Article VIII.

                  Section 10. Survival of indemnification and Advancement of Expenses Contract Right. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provisions of this Article VIII shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions are In effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

                  Section 11. Limitation on indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereon, the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

                  Section 12. Severability. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Company as to Expenses with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest

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extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 1. Amendments. The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law, and to amend, alter or repeal these By-Laws, except to the extent that these By-Laws or the Restated Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may not adopt any By-Law, nor amend, alter or repeal these By-Laws of the Company, except upon the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

                                    ARTICLE X

                                  CONSTRUCTION

                  Section 1. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Restated Certificate of Incorporation of the Company as in effect from time to time, the provisions of such Restated Certificate of Incorporation shall be controlling.

                  Section 2. Entire Board of Directors. As used in this Article X and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Company would have if there were no vacancies in the Board of Directors.



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                              STATEMENT OF DIFFERENCES
                              ------------------------

The service mark symbol shall be expressed as.............................. 'sm'